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                                                                    EXHIBIT 4.17

ENGLISH SUMMARY

CREDIT AGREEMENT, DATED AS OF DECEMBER 11, 2002, BETWEEN LUXOTTICA GROUP S.p.A. AND BANCA INTESA S.p.A. (AS ARRANGER FOR OTHER FINANCIAL INSTITUTIONS) (THE "AGREEMENT").

TERMS & CONDITIONS FOR MEDIUM TERM FINANCING

BORROWER:

LUXOTTICA GROUP S.p.A.

AMOUNT:

Euro 650 million, divided into two Tranches as follows:

-    Tranche A, revolving facility, equal to Euro 150 million

-    Tranche B, amortizing medium term facility, equal to Euro 500 million

EXECUTION DATE:

December 27, 2002

PURPOSE:

Refinancing of short-term financial debt and financing of working capital.

ARRANGER BANK:

Banca IntesaBci S.p.A.

LENDING BANKS:

A syndicate of Italian banks and/or international banks paying from Italy.

DURATION:

36 months from the Execution Date for both Tranches.

EXPIRY DATE:

December 27, 2005

UTILISATION:

- Tranche A: The revolving loan portion provides borrowing availability of up to Euro 150 million. The borrower may select Interest Periods of one, two, three or six months.

-    Tranche B:  In one draw within 30 days from the Execution Date.

REPAYMENT & CANCELLATION:

-    Tranche A: Matures in full on the Expiry Date.

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-    Tranche B: Repayment of 40% on the 18th month anniversary of the Execution
     Date, the remaining 60% in six quarterly instalments of equal amounts, from the 21st to the 36th month anniversary of the Execution Date.

CANCELLATION AND PREPAYMENT

- Tranche A: The Borrower is entitled to make prepayments in minimum amounts of Euro 20 million or integral multiples of Euro 20 million, subject to certain limitations, with no penalty, upon the expiry date of each Interest Period, subject to prior written notice of at least 15 business days to the Agent Bank.

- Tranche B: The Borrower is entitled to make prepayments in minimum amounts of Euro 20 million or integral multiples of Euro 20 million, subject to certain limitations, with no penalty, upon the expiry date of each Interest Period, subject to prior written notice of at least 15 business days to the Agent Bank.

INTEREST RATE:

Euribor recorded on Reuters - ATIA relative to the Interest Period chosen, increased by the Margin set forth below. In the event the above telematic quotation is not available or the Interest Periods not quoted, the interest rate will be determined on the basis of the quotations' average of three agreed reference banks, increased by the Margin.

MARGIN:

0.45% per  year.

FEE FOR NON-UTILISATION (COMMITMENT FEE):

Tranche A: equal to half the Margin, calculated quarterly on the amount not utilised, if higher than 50% of total availability.

INTEREST PERIODS:

     One, two, three or six months, as at the option of the Borrower, to be notified to the Agent Bank upon at least four business days' notice.

AGENT BANK:

IntesaBci Group S.p.A.

REPRESENTATIONS AND WARRANTIES:

- PARI PASSU Ranking: The obligations of the Borrower arising under the Agreement are not to be subordinated to any other current or future obligation undertaken by the Borrower save any liens provided by law.

- The Agreement contains other customary representations and warranties, including those relating to corporate organization and status, valid execution and delivery, the accuracy of certain information, ownership and availability of assets, performance of contractual and legal obligations, litigation and insolvency.

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COVENANTS:

The Agreement contains certain negative operating covenants, including limitations on entering new lines of business and transactions with affiliates and the following:

- Negative Pledge: The Borrower undertakes to not consent to the creation of any liens over its assets and to not cause any of the Relevant Subsidiaries (as defined below) to grant or consent to the creation by others of any liens on their assets, with the exception of the Allowed Security (as defined below), or with the consent of the majority of the Lending Banks acting through the Agent. "Allowed Security" is generally defined in the Agreement as (i) security existing as of the date of the Agreement and any replacement security thereof and (ii) any security granted after the date of the Agreement not constituting security under (i), the aggregate amount of the obligations secured by such security not to exceed U.S.$100,000,000. "Relevant Subsidiary" is defined in the Agreement as any subsidiary of Borrower which, together with such subsidiary's subsidiaries, exceeds 5% of the Borrower's turnover, equity or net profit, on a consolidated basis.

- Limitation on Sale of Assets: The Agreement contains a limitation on the sale of assets, which if exceeded would be considered an event of default.

The Agreement also contains the following financial covenants:

- The Borrower undertakes to observe the following financial ratios (covenants), which are to be tested every six months: the ratio of debt to net equity not exceeding 2.0; the ratio of EBITDA (income from operations plus depreciation and amortization) to financial charges (interest expense minus interest income) not lower than 5.0.

The Agreement also contains customary affirmative covenants, including those relating to providing financial and other information, notices of certain events and performance of legal and contractual obligations.

EVENTS OF DEFAULT:

The Agreement contains provisions regarding events of default, the occurrence of which would permit the lenders to accelerate all amounts outstanding under the Agreement, including the following: forfeiture, non-payment, breach of representations or warranties, interruption or change of business, insolvency, breach of contractual obligations and events having a Material Adverse Effect (as defined in the Agreement).

GOVERNING LAW:

The Agreement is governed by Italian law.

TAXES AND DUTIES:

Any charge for taxes, duties, withholding taxes, rights or other similar charges payable in relation to the Agreement, to the payments to be made under it or under the facility shall be borne solely by the Borrower.

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TRANSFERABILITY:

The Agreement includes customary restrictions on transferability. Any transfer between banks is subject to the Borrower's consent, which consent shall not be unreasonably denied or delayed.

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EXHIBIT 8.1   LIST OF SUBSIDIARIES

SUBSIDIARIES OF LUXOTTICA GROUP S.p.A.

SUBSIDIARY                          JURISDICTION OF  % OF        TYPE OF
                                    INCORPORATION    OWNERSHIP   OWNERSHIP   SHAREHOLDER
----------------------------------------------------------------------------------------------------------------------
ARNETTE OPTICS ILLUSIONS INC.       U.S.A.                 100% Indirect     Luxottica U.S. Holdings Corp.
----------------------------------------------------------------------------------------------------------------------
AVANT GARDE OPTICS LLC              U.S.A.                 100% Indirect     Arnette Optics Illusions Inc.
----------------------------------------------------------------------------------------------------------------------
BAUSCH & LOMB INDIAN HOLDINGS INC   U.S.A.                 100% Indirect     Ray-Ban Holdings Inc.
----------------------------------------------------------------------------------------------------------------------
CENTRE PROFESSIONNEL DE VISION      CANADA                 100% Indirect     The United States Shoe Corp.
USSC INC
----------------------------------------------------------------------------------------------------------------------
COLLEZIONE RATHSCHULER SRL          ITALY                  100% Direct
----------------------------------------------------------------------------------------------------------------------
DISTRIBUDORA MEXICANA DE ARTICULOS  MEXICO                 100% Indirect     Sunglass Hut  International Inc.
PARA SOL S.A. DE C.V.
----------------------------------------------------------------------------------------------------------------------
ENTERPRISES OF LENSCRAFTERS LLC     U.S.A.                 100% Indirect     LensCrafters Inc.
----------------------------------------------------------------------------------------------------------------------
EYE CARE PLAN OF AMERICA-CA INC     U.S.A.                 100% Indirect     First American Health Concepts Inc.
----------------------------------------------------------------------------------------------------------------------
EYEMED INC                          U.S.A.                 100% Indirect     The United States Shoe Corp.
----------------------------------------------------------------------------------------------------------------------
EYEMED VISION CARE LLC              U.S.A.                 100% Indirect     LensCrafters Inc.
----------------------------------------------------------------------------------------------------------------------
EYEMED VISION CARE IPA LLC          U.S.A.                 100% Indirect     Eyemed Vision Care LLC
----------------------------------------------------------------------------------------------------------------------
FIRST AMERICAN ADMINISTRATORS CO.   U.S.A.                 100% Indirect     First American Health Concepts Inc.
----------------------------------------------------------------------------------------------------------------------
FIRST AMERICAN HEALTH CONCEPTS INC  U.S.A.                 100% Indirect     Eyemed Vision Care LLC
----------------------------------------------------------------------------------------------------------------------
FIRST AMERICAN REINSURANCE COMPANY  CAYMAN                 100% Indirect     First American Health Concepts Inc.
                                    ISLANDS
----------------------------------------------------------------------------------------------------------------------
GUANGZHOU RAY-BAN EYEWEAR           CHINA                  100% Indirect     Luxottica Hong Kong Ltd
COMPANY LTD
----------------------------------------------------------------------------------------------------------------------
KILLER LOOP EYEWEAR SRL             ITALY                  100% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
LRE LLC                             U.S.A.                 100% Indirect     LensCrafters Inc.
----------------------------------------------------------------------------------------------------------------------
LENSCRAFTERS CANADA INC             CANADA                 100% Indirect     The United States Shoe Corp.
----------------------------------------------------------------------------------------------------------------------
LENSCRAFTERS INC                    U.S.A.                 100% Indirect     The United States Shoe Corp.
----------------------------------------------------------------------------------------------------------------------
LENCRAFTERS INTERNATIONAL INC       U.S.A.                 100% Indirect     The United States Shoe Corp.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA AG                        SWITZERLAND             97% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA ARGENTINA SRL             ARGENTINA            99.57% Direct
                                                          0.43% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA AUSTRALIA PTY LTD         AUSTRALIA               25% Direct
                                                            75% Indirect     Luxottica Holland B.V.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA BELGIUM N.V.              BELGIUM                 99% Direct
                                                             1% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA CANADA INC                CANADA                 100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA DO BRASIL LTDA            BRAZIL              99.995% Direct
                                                         0.005% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA DISTRIBUTION CENTER       ITALY                  100% direct
S.R.L.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA (DONG GUAN) TRISTAR       CHINA                  100% Indirect     Luxottica Holland B.V.
OPTICAL CO. LTD.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA FASHION BRILLEN GMBH      GERMANY                100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA FRANCE S.A.R.L.           FRANCE                 100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA GOZLUK TICARET ANOMIN     TURKEY                  51% Direct
SIRKETI
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA GULF LLC                  UNITED ARAB             49% Direct (*)
                                    EMIRATES
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA HELLAS AE                 GREECE                  70% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA HOLLAND BV                THE                    100% Direct
                                    NETHERLANDS
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA HONG KONG LTD             HONG KONG -      99.999999% Indirect     Luxottica Holland B.V.
                                    CHINA
                                                      0.000001% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA IBERICA SA                SPAIN                  100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA IRELAND LTD               IRELAND                100% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA LEASING SPA               ITALY                  100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA LUXEMBOURG SA             LUXEMBOURG           99.98% Direct
                                                          0.02% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA MALAYSIA SDN BHD          MALAYSIA                 1% Direct
                                                             99 Indirect     Luxottica Holland B.V.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA MEXICO SA de C.V.         MEXICO                  96% Direct
                                                             4% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA NEDERLAND B.V.            HOLLAND                 51% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA NORGE A.S.                NORWAY                 100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA OPTICS LTD                ISRAEL               74.90% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA POLAND SP ZOO             POLAND                  75% Indirect     Luxottica Holland B.V.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA PORTUGAL S.A.             PORTUGAL            99.143% Direct
                                                         0.214% Indirect     Luxottica Leasing S.p.a.
                                                         0.214% Indirect     Luxottica U.K.
                                                         0.214% Indirect     Luxottica Fashion Brillen
                                                         0.214% Indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------

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
LUXOTTICA SOUTH AFRICA PTY LTD      SOUTH AFRICA           100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA S.R.L.                    ITALY                  100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA SUN CORPORATION           U.S.A.                 100% Indirect     Luxottica U.S. Holdings Corp.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA SWEDEN AB                 SWEDEN                 100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA THAILAND LTD              THAILANDI               49% Indirect (*) Luxottica Holland B.V.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA U.K. LTD                  GREAT BRITAIN          100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA U.S. HOLDINGS CORP.       U.S.A.                  99% Direct
                                                             1% Indirect     Killer Loop Eyewear S.r.l.
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA U.S.A. INC.               U.S.A.                 100% Direct
----------------------------------------------------------------------------------------------------------------------
LUXOTTICA VERTRIEBSGESELLSCHAFT MBH AUSTRIA                100% Direct
----------------------------------------------------------------------------------------------------------------------
MIRARI JAPAN CO. LTD                JAPAN                15.83% Direct
                                                         67.17% Indirect     Luxottica Holland B.V.
----------------------------------------------------------------------------------------------------------------------
MIRARIAN MARKETING PTE LTD          SINGAPORE               51% Indirect     Luxottica Holland B.V.
----------------------------------------------------------------------------------------------------------------------
OY LUXOTTICA FINLAND AB             FINLAND                100% Direct
----------------------------------------------------------------------------------------------------------------------
OPTIKA HOLDINGS LIMITED             GREAT BRITAIN           50% indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
OPTIKA LIMITED                      GREAT BRITAIN           50% indirect     Optika Holdings Limited
----------------------------------------------------------------------------------------------------------------------
OPTIKA OPTICIANS LIMITED            GREAT BRITAIN           50% indirect     Optika Holdings Limited
----------------------------------------------------------------------------------------------------------------------
OPTIKA (UK) LIMITED                 GREAT BRITAIN           50% indirect     Optika Holdings Limited
----------------------------------------------------------------------------------------------------------------------
DAVID CLULOW (OPTICS) LIMITED       GREAT BRITAIN           50% indirect
----------------------------------------------------------------------------------------------------------------------
EYE-TECH EYEWEAR LIMITED            GREAT BRITAIN           50% indirect     Optika Holdings Limited
----------------------------------------------------------------------------------------------------------------------
IN-PERSPECTIVE DESIGNS LIMITED      GREAT BRITAIN           50% indirect     Optika Holdings Limited
----------------------------------------------------------------------------------------------------------------------
KIDS DISCOUNT STORE LIMITED         GREAT BRITAIN           50% Indirect     Optika Holdings Limited
----------------------------------------------------------------------------------------------------------------------
KINGSTON OPTICAL COMPANY LIMITED    GREAT BRITAIN           50% Indirect     Optika Holdings Limited
----------------------------------------------------------------------------------------------------------------------
RAY-BAN HOLDINGS INC.               U.S.A.                 100% Indirect     Luxottica U.S. Holdings Corp.
----------------------------------------------------------------------------------------------------------------------
RAY-BAN SUN OPTICS INDIA LIMITED    INDIA               44.152% Indirect     Bausch & Lomb Indian Holdings Inc.
                                                                (**)
----------------------------------------------------------------------------------------------------------------------
REVO INC.                           U.S.A.                 100% Indirect     Luxottica U.S. Holdings Corp.
----------------------------------------------------------------------------------------------------------------------
SHADESCOM INC.                      U.S.A.                 100% Indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUN SHADE OPTIQUE (UK) LIMITED      UNITED                 100% indirect     Sunglass Hut (UK) Limited
                                    KINGDOM
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT (ANTIGUA) LIMITED      ANTIGUA                100% indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT (BARBADOS) INC.        BARBADOS               100% indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT CANARY S.L.            CANARY                  70% indirect     Sunglass Hut UK Limited
                                    ISLANDS
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT (SINT MAARTEN) N.V.    NETHERLANDS            100% indirect     Sunglass Hut International Inc.
                                    ANTILLES
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT (SOUTH EAST ASIA) PTE  SINGAPORE              100% indirect     Sunglass Hut International Inc.
LTD
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT (UK) LIMITED           UNITED           0.0000172% indirect     Sunglass Hut Realty Corp.
                                    KINGDOM
                                                      3.614379% indirect     Sunglass Hut Trading Corporation
                                                     96.385603% indirect     Sunglass Hut of Florida
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT AG                     SWITZERLAND            0.1% indirect     Sunglass Hut Realty Corp.
                                                         99.70% indirect     Sunglass Hut of Florida
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT AUSTRALIA PTY LIMITED  AUSTRALIA              100% indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT BELGIUM N.V.           BELGIUM               0.08% Indirect     Sunglass Hut Realty Corp.
                                                         99.92% Indirect     Sunglass Hut of Florida Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT DE MEXICO de C.V.      MEXICO                 100% indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT GERMANY GMBH           GERMANY                  1% indirect     Sunglass Hut Realty Corp.
                                                            99% indirect     Sunglass Hut of Florida Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT HOLDINGS OF FRANCE     U.S.A.                 100% indirect     Sunglass Hut International Inc.
INC.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT INTERNATIONAL INC.     U.S.A.                 100% indirect     Luxottica S.r.l.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT IRELAND LIMITED        IRELAND                  1% Indirect     Sunglass Hut Realty Corp.
                                                            99% Indirect     Sunglass Hut of Florida Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT ITALY S.R.L.           ITALY                    1% Indirect     Sunglass Hut Realty Corp.
                                                            99% Indirect     Sunglass Hut of Florida Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT NETHERLANDS B.V.       HOLLAND                2.5% Indirect     Sunglass Hut Realty Corp.
                                                          97.5% Indirect     Sunglass Hut of Florida Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT NEW ZEALAND LIMITED    NEW ZEALAND            100% Indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT OF CANADA LTD          CANADA                 100% Indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS OF FLORIDA INC.            U.S.A.                 100% Indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT OF FRANCE SOCIETE EN   FRANCE             99.9995% Indirect     Sunglass Hut Holdings of France Inc.
NOM COLLECTIF (SNC)
                                                        0.0005% Indirect     Sunglass Hut of Southern France Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT OF SOUTHERN FRANCE     U.S.A.                 100% Indirect     Sunglass Hut International Inc.
INC.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT PORTUGAL               PORTUGAL                 2% Indirect     Sunglass Hut Realty Corp.
COMERCIO DE OCULOS E  RELOGIOS LDA
                                                            98% Indirect     Sunglass Hut of Florida Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT REALTY CORPORATION     U.S.A.                 100% Indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS HUT SPAIN S.L.             SPAIN                  0.2% Indirect     Sunglass Hut Realty Corp.
                                                         99.80% Indirect     Sunglass Hut of Florida Inc.
----------------------------------------------------------------------------------------------------------------------

SUNGLASS HUT TRADING CORPORATION    U.S.A.                 100% Indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
SUNGLASS TERMINAL INC.              U.S.A.                 100% Indirect     Sunglass Hut Trading Company
----------------------------------------------------------------------------------------------------------------------
SUNGLASS WORLD HOLDINGS PTY LIMITED AUSTRALIA              100% Indirect     Sunglass Hut Australia Pty Limited
----------------------------------------------------------------------------------------------------------------------
THE UNITED STATES SHOE CORPORATION  U.S.A.                 100% Indirect     Avant Garde Optics LLC
----------------------------------------------------------------------------------------------------------------------
TRISTAR OPTICAL COMPANY LTD         HONG KONG               50% Direct
                                    -CHINA
                                                            50% Indirect     Luxottica Holland B.V.
----------------------------------------------------------------------------------------------------------------------
U.S.S. DELAWARE CORPORATION         U.S.A.                 100% Indirect     The United States Shoe Corporation
----------------------------------------------------------------------------------------------------------------------
WATCH WORLD INTERNATIONAL INC.      U.S.A.                 100% Indirect     Watch World Licensing Corporation
----------------------------------------------------------------------------------------------------------------------
WATCH WORLD LICENSING CORP.         U.S.A.                 100% Indirect     Sunglass Hut International Inc.
----------------------------------------------------------------------------------------------------------------------
C&M OPTICAL COMPANY LTD             SOUTH KOREA             50% indirect     Mirari Japan Ltd
----------------------------------------------------------------------------------------------------------------------

(*) The percent of ownership is limited to 49% to conform with a local law which prohibits the incorporation of limited liability companies with the major shareholder being a foreign person or entity. Considering the existing agreement with the local partner of this subsidiary, we control it, DE FACTO.
(**) Even with this limited ownership, we are able to exercise control over the subsidiary.